Earnings Call Presentation – 1Q 2023 First Quarter 2023 Earnings May 8, 2023

Earnings Call Presentation – 1Q 2023 Preliminary Matters 2 Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to: • changes in the frequency and severity of insurance claims; • claim development and the process of estimating claim reserves; • the impacts of inflation; • changes in interest rate environment; • supply chain disruption; • product demand and pricing; • effects of governmental and regulatory actions; • litigation outcomes; • investment risks; • cybersecurity risks; • impact of catastrophes; and • other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”). Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure.

Leading Insurer Empowering Specialty and Underserved Markets

Enabled by a dynamic, diverse, and innovative team who act like owners

KEMPER

Delivering appropriate and affordable insurance and financial solutions

KEMPER Auto[1]

Specialty auto insurance for underserved markets; Latino, Hispanic and urban areas

KEMPER Life[2]

Life insurance for low/modest income customers

Market Characteristics	Sizable Market	Require Unique Expertise	Have Limited or Unfocused Competition	Enable Systematic, Sustainable Competitive Advantages (SSCAs)
Differentiated Capabilities	Low-Cost Management	Ease of Use	Distribution	Product Sophistication

Target top quartile value creation for customers, employees, and shareholders

[1] Kemper Auto is equivalent to the Specialty Property & Casualty Insurance Segment
[2] Kemper Life is equivalent to the Life & Health Insurance Segment

KEMPER Earnings Call Presentation – 1Q 2023 | 3

First Quarter 2023 Summary

Financials impacted and actions taken to combat a continued dynamic operating environment

1st Quarter Results	***Weather, mix, and evolving development patterns pressure financial results*** • Net loss of $80 million ($1.25/sh), as reported • Adjusted consolidated net operating loss[1] of $65 million ($1.02/sh), as reported • (10)% ROAE[1,2]; (14)% ROAE[1,2] excluding net unrealized (gains) losses on fixed maturities, changes in the discount rate on future life policyholder benefits, and goodwill[1] • Total pre-tax catastrophe losses of $29 million • Pre-tax non-catastrophe results driven by: – Unfavorable prior year reserve development of $42 million (inclusive of $3M of catastrophe losses) – Elevated frequency driven by non-catastrophe weather and mix (state and coverage, new / renewal)
Actions Taken	***Committed to profit restoration; aggressively pursuing improvement opportunities*** • Rate actions: – Specialty P&C Private Passenger Auto – Filed an additional 24% increase on 41% of the book – Preferred P&C Personal Auto – Filed an additional 12% increase on 45% of the book • Cumulative written rate benefits continue to earn in at an accelerated rate – Specialty P&C Private Passenger Auto – 27 points of rate on 99% of the book since 2Q'21 – Preferred P&C Personal Auto – 26 points of rate on 76% of the book since 2Q'21 • Further underwriting actions taken including suppressing new business growth until profitability is restored • LAE, expense, and real estate initiatives in line with planned targets • Enhancing tools and cost projection capabilities to minimize environmental uncertainties
Balance Sheet Strength	***Capital and liquidity positions enable the company to navigate current environment*** • Holding company remains a source of strength for subsidiaries with approximately $1 billion of liquidity • Insurance companies appropriately capitalized with significant sources of liquidity

[1] Non-GAAP financial measure; please see reconciliation in appendix on pages 24-30
[2] Return on average shareholders' equity (5-point average)

KEMPER

Earnings Call Presentation – 1Q 2023 | 4

Earnings Call Presentation – 1Q 2023 Quarter and Post-Pandemic Reopening Themes1 5 Re-opening defined by evolving reporting patterns and continued severity inflation Enhancing tools and cost projection capabilities to minimize environmental uncertainties 1Q’23 Severity Index (Indexed to 1Q’19) Long-Term Themes • Loss costs continue to be pressured by rising: ̶ Used car prices ̶ Repairs cost (labor rates, car parts, etc.) ̶ Medical care costs Sequential Quarter Frequency Short-Term Themes • An atypical frequency pattern was experienced this quarter driven by: ̶ Non-catastrophe weather ̶ Mix (state and coverage, new / renewal business) (6.3)% 3.7% 4Q'21 to 1Q'22 4Q'22 to 1Q'23 35.9% 12.3% Severity Index Average Earned Premium Index 23.6 pts Gap 1 Themes and figures representative of Kemper Specialty Private Passenger Auto

Earnings Call Presentation – 1Q 2023 First Quarter 2023 Financial Summary 6 Focus remains on restoring business to profitability Continuing to take rate, non-rate and cost structure actions to restore profitability Quarter Ended ($ in millions, except per share amounts) Mar 31, 2023 Mar 31, 2022 Net Loss – Per Diluted Share $(1.25) $(1.36) Adj. Consolidated Net Operating Loss – Per Diluted Share1 $(1.02) $(0.81) Tangible Book Value – Per Diluted Share1 $27.61 $32.55 Return on Avg. Tangible Common Equity1 (14.2)% (21.7)% Dividends Paid to Shareholders Per Share $0.31 $0.31 Life Face Value of In-Force YoY Growth / (Decline) (0.4)% 2.2% Specialty P&C Earned Premium YoY Growth / (Decline)2 (7.6)% 5.8% Specialty P&C PIF YoY Growth / (Decline)2 (21.3)% (0.9)% 1 Non-GAAP financial measure; please see reconciliation in appendix on pages 24-30 2 As adjusted for acquisitions

Kemper P&C Business Reserve Update

Unanticipated extension in claim reporting timelines with more claims closing with payment

Prior year adverse development of approximately $42 million

- **Specialty P&C[1] adverse development of $31 million**
  - Private Passenger Auto development driven by adverse Bodily Injury and Property Damage patterns
    - Elongated development patterns
    - More claims closing with payment
  - Commercial Vehicle driven by adverse Bodily Injury
- **Preferred P&C[2] adverse development of $10 million**
  - Unexpected delay in medical treatments
  - Additional development on 4Q'22 catastrophes losses and non-catastrophe weather events
- **Property Insurance[3] adverse development of $1 million**

Specialty P&C PYD


($M)
$19
$12
$31
3Q'22 & 4Q'22 Frequency
Other
Total

Preferred P&C PYD


($M)
$(1)
$11
$10
3Q'22 & 4Q'22 Frequency
Other
Total

Quickly recognized and reacted to pattern changes to address impact of evolving trends

KEMPER

[1] Specialty P&C is represented by the Kemper Auto Brand
[2] Preferred P&C is represented by Kemper Personal Insurance
[3] Property Insurance is part of the Life & Health Insurance Segment

Earnings Call Presentation – 1Q 2023 | 7

Earnings Call Presentation – 1Q 2023 First Quarter Normalizing Adjustments 8 Results impacted by weather, mix, and evolving development patterns Expect accelerated underwriting improvements to positively impact profit restoration First Quarter 2023 Ratios Specialty P&C (%) Preferred P&C (%) 4Q’22 Reported Underlying Combined Ratios1 107.8 106.6 Base Year Adjustment (Prior Year Development) (0.3) (1.7) P&C 4Q’22 Base Yr. Adj. Underlying Combined Ratios 107.5 104.9 Traditional Seasonality Pattern (Q1 vs. Q4)² (6.5) (2.2) Frequency Trend 3.2 (2.0) Severity Trend 5.8 1.7 Earned Rate (4.2) (1.9) Other³ 2.2 (3.4) 1Q’23 Reported Underlying Combined Ratios 108.0 97.1 1 Non-GAAP financial measure; see reconciliation in appendix on pages 24-30 2 Based on historical frequency seasonality patterns for frequency and severity 3 Includes A&O, operating expenses, and other items

Earnings Call Presentation – 1Q 2023 Forecasting underwriting improvement in 2023 due to rate and non-rate actions taken Specialty P&C Path to Underwriting Profit Modestly revising guidance to incorporate unanticipated higher loss ratio starting point 9 1Q’23 Actuals and Assumptions Included in Guidance1 1Q’23 Actual 2Q’23 Estimate 2H’23 Estimate Earned Rate 4.2 pts 5 – 6 pts 8.5 – 9.5 pts Frequency 2.0 pts (1) - 0 pts (1) – 0 pts Severity (4-9% annual inflation) (0.4) pts 1 – 2 pts 2 – 4 pts Net Loss Trend 1.6 pts 1 – 2 pts 1 – 4 pts Expense Savings 0 pts 0 – 1 pts 0 – 1 pts Catastrophe Losses 0.9 pts 0.5 – 1.5 pts 0.5 – 1.0 pts PY & CYPQ Development2 3.2 pts – pts – pts 1 Not normalized; intra-year development assumed to be zero 2 Denotes Prior Year & Current Year Prior Quarter Development • 2Q'23 underlying combined ratio between 103% and 107% • Underlying combined ratio below 100% in the second half of 2023 • 2024 Return on Equity (ROE) greater than 10%

Earnings Call Presentation – 1Q 2023 1. Takeaways • Guidance modestly updated to incorporate unanticipated base-year adjustment • Business expected to reach target returns in 2024 • Unit growth suppressed until the business reports a 97 combined ratio or better • Environment continues to be dynamic 2. Risks • Frequency materially above 2019 levels • Weather / event-risk • Changes to loss development patterns • Rate approval delays (particularly CA) Aggressive and comprehensive approach underway to realign pricing to cost inflation Specialty P&C Path to Underwriting Profit Overcoming loss cost pressures through rate, non-rate, and expense actions 10 Fighting loss cost pressure through rate, non-rate, nd expense actions

Earnings Call Presentation – 1Q 2023 Life & Health – Summary of LDTI Impact 11 Largest impact from LDTI is the fair value of Life liabilities within the balance sheet Standard provides transparency into how liability valuations align with asset valuation changes Long Duration Targeted Improvements (LDTI): • New accounting standard was adopted on a modified retrospective basis as of January 1, 2023 • Recast year-end shareholders’ equity reflects an increase of $227M; AOCI increased by $241M Presentation Differences: • Fair value of life liabilities enables asset liability matching transparency • Expect greater movements for deferred profit liability than under FAS 60 due to changes to net premiums • Experience is updated quarterly • Future assumptions are reviewed at least annually; any changes typically updated in Q4 • Deferred acquisition costs are amortized on a straight-line basis

Earnings Call Presentation – 1Q 2023 Strategic Initiatives Update 12 Projects proceeding to expectations On track to realize benefits of strategic initiatives 1. Establishment of Reciprocal Exchange Structure: • Engagement with regulators to complete approval process • On-track to write auto business in the structure during 3Q’23 2. Proceeding with the Bermuda Optimization effort to release an additional ~$100M in Life dividends to parent 3. Strategic review of Kemper Personal Insurance¹: • Business assessment continues • Expect additional details prior to the end of 2Q’23 4. Streamlining Cost Structure • On-track to provide greater than $125M of run rate savings by year end 2023 and $150M or greater in annual benefits by 2025 1 Kemper Personal Insurance is equivalent to the Preferred P&C Insurance Segment

Streamlining Our Cost Structure

Advancing differentiated capabilities to strengthen systematic, sustainable competitive advantages

- Restructuring and integration pre-tax charges of $150M - $200M will produce an annualized savings of $150M or greater
- Since its inception, this program has driven total run rate savings of $87M, and we have incurred total pre-tax charges of $65M



Run Rate Program Savings ($ millions)
61
87
150
4Q'22
1Q'23
2Q'23
3Q'23
4Q'23
FY'24-FY'25
Proj. Prog. Total

(Pre-tax, $ in millions)

		1Q'23	Total Program	% Reached
Run Rate Savings	**Loss Adjustment Expense (LAE) Improvements**	$36	$80-$120	30-45%
Run Rate Savings	**Enterprise Expense Initiatives** (ex-Real Estate & LAE)	$41	$60-$70	59-68%
Run Rate Savings	**Real Estate Optimization**	$10	$10	100%
Run Rate Savings	**Total Program Savings**	**$87**	**$150+**	**44-58%**
	Cumulative Earned Savings	**$20**		
	Cumulative Associated Charges	**$65**	**$150-$200**	**33%-43%**

Initiatives accelerate return to profitability and enhance long-term value creation

KEMPER
Company Confidential – DO NOT DISTRIBUTE | 13

Earnings Call Presentation – 1Q 2023 410 355 340 355 645 625 285 365 330 220 240 245 2018 2019 2020 2021 2022 1Q'23 Well-Capitalized Insurance Subsidiaries 14 Continued access to significant sources of liquidity Profit initiatives underway to restore cash flow from operating activities and return debt-to-capital to target range of 17% to 22% 23.1% 17.6% 23.2% 24.1% 30.3% 30.9% 2018 2019 2020 2021 2022 1Q'23 Debt-to-Capital 3 Parent Company Liquidity Risk-Based Capital Ratios¹ $540 $660 $700 $704 $918 $810 $101 $207 $733 $234 $418 $241 $641 $867 $1,433 $938 $1,336 $1,051 2018 2019 2020 2021 2022 1Q'23 ($ M ) (% ) Debt Cash Flow from Operating Activities ($ M ) $539 $534 $448 $351 $(220) $(197) 2018 2019 2020 2021 2022 1Q'23 TTM HoldCo Cash & Investments Borrowings Available Under Credit Agreement & from Subs P&C (ex. AACC) Life2 1 1Q’23 Risk-Based Capital Ratios are calculated at the Company Action Level and are estimated; actual RBC levels are likely to differ, but will not be known prior to May 8, 2023 | 2 Life Risk-Based Capital Ratios exclude business ceded to Kemper Bermuda Ltd. (KBL) | 3 Excludes AOCI: closely aligns with rating agencies and post-LDTI implementation

Earnings Call Presentation – 1Q 2023 Diversified Investment Portfolio with Consistent Returns 15 55% 18% 6% 6% 5% 7% 3% Other States/ Munis COLI 72% 24% 3% 1% Diversified and Highly-Rated Portfolio Fixed Maturity Ratings $7.2 Billion A or Higher ≤ CCCB / BB BBB • High quality and liquid portfolio provides consistent net investment income; 72% of fixed income portfolio rated A or higher • Banking sector exposure of ~3% concentrated in large money center banks; no exposure to failed or assumed institutions • New investment yields up 225 – 250 bps over prior year • Strong ALM philosophy that mitigates long- term economic and short-term valuation mismatches $79 $85 $90 $95 $98 $21 $34 $8 $11 $4 $100 $119 $98 $106 $102 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 Core Portfolio Alternative Inv. Portfolio Net Investment Income ($ M ) Highlights Corporates Alternatives U.S Gov’t Portfolio Composition1 Pre-Tax Equiv. Annualized Book Yield $9.1 Billion Short Term 1 Other category includes Equity Securities, which excludes $204M of Other Equity Interests of LPs/LLCs that have been reclassified into Alternative Investments; COLI represents Company Owned Life Insurance

Earnings Call Presentation – 1Q 2023 Specialty Property & Casualty Insurance Segment 16 Weather and mix pressured financial results 108.7 108.8 106.8 107.8 108.0 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 Underlying Combined Ratio2 (% ) Highlights • Non-catastrophe weather and mix impacted profit restoration actions • Rate of severity increase is moderating • Current year catastrophe losses of $8M located in California and Texas • 6.9% California rate approval, effective in January • Florida tort reform is expected to improve long- term litigation climate Metrics ($ in millions) 1Q’23 1Q’22 Change vs. 1Q’22 Earned Premiums $944 $1,022 (7.6)% Underlying Loss & LAE Ratio2 87.5% 89.2% (1.7)pts Expense Ratio 20.5% 19.5% 1.0pts Policies In-Force (000s) 1,689 2,146 (21.3)% Cumulative PPA Rate Activity Since 2Q’211 11.9% 45.4% 6.1% 22.7% 1.0% 12.5% ~51% ~24% ~17% 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23E Filed Rate Written rate Earned rate 1 Represents the percent of total book impacted in the quarter and the weighted average rate of actual filings 2 Non-GAAP financial measure; see reconciliation in appendix on pages 24-30 Committed to reaching target profitability in 2024 despite dynamic environment

Earnings Call Presentation – 1Q 2023 Preferred Property & Casualty Insurance Segment 17 Benefits of profit restoration actions and lower frequency offset by higher catastrophes 116.3 113.0 115.4 118.3 111.8 86.7 92.3 85.9 89.2 77.8 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 Underlying Combined Ratio2 Auto Home & Other Highlights • Underlying combined ratio improved sequentially due to lower frequency from profit restoration actions & seasonality • Current year catastrophe losses of $17M • Business remains under strategic review (% )Metrics ($ in millions) 1Q’23 1Q’22 Change vs. 1Q’22 Auto Earned Premiums $78 $96 (18.8)% Policies In-Force (000s) 146 195 (25.1)% Home & Other Earned Premiums $59 $60 (1.7)% Policies In-Force (000s) 161 204 (21.1)% Cumulative PPA Rate Activity Since 2Q’211 12.0% 32.1% 5.2% 17.4% 0.6% 6.6% ~33% ~21% ~10% 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23E Filed Rate Written rate Earned rate Committed to restoring profitability and optimizing the use of shareholder capital 1 Represents the percent of total book impacted in the quarter and the weighted average rate of actual filings 2 Non-GAAP financial measure; see reconciliation in appendix on pages 24-30

Earnings Call Presentation – 1Q 2023 Life & Health Insurance Segment 18 Business trends remain stable; mortality continues to normalize toward pre-pandemic levels Progressing to pre-pandemic profitability as result of underwriting and expense actions as well as mortality decreasing to pre-pandemic levels $102 $104 $102 $117 $99 $49 $62 $52 $52 $50 $151 $166 $154 $169 $149 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 Revenues3 ($M) Earned Premiums Net Investment Income • Effective January 1, 2023, financials reflect recently issued LDTI accounting pronouncement • Mortality over the last four quarters near pre-pandemic levels, albeit claims modestly increased sequentially • New money yields are at or above spread assumptions Highlights Metrics1 ($ in millions, except per policy amounts) 1Q’23 1Q’22 Change vs. 1Q’22 L&H Net Operating Income $13 $12 8.3% Life Face Value of In-Force $20,090 $20,164 (0.4)% Avg. Face Value per Policy $6,292 $6,172 1.9% Avg. Premium per Policy Issued2 $583 $554 5.2% 1 Excludes Reserve National | 2 Annual basis 3 Excludes other income and solar credit impairment, Reserve National revenues due to sale, and reflects accounting under new accounting standard (ASU 2018-12)

Earnings Call Presentation – 1Q 2023 On Track to Return to Profitability in 2023 19 Committed to restoring profit and delivering value to shareholders Key Takeaways • Re-opening defined by evolving reporting patterns and continued severity inflation • Expect accelerated underwriting improvements to positively impact profit restoration • Guidance modestly revised to incorporate unanticipated base-year adjustment • The financial benefits of restructuring and integration initiatives on track to produce targeted expense savings

Earnings Call Presentation – 1Q 2023 Appendix 20

Earnings Call Presentation – 1Q 2023 U.S. Bank Exposure Summary 21 Banking / Broker sector represents ~3% of Portfolio AA 4% A 62% BBB 24% < BBB 10% $0.3 Billion1 Average rating of A Focus is on high quality, investment grade banks Several bank failures have led to contagion fears for banking industry Issuer Market Value ($M) % of Bank Exposure1 JPMorgan $37 13% Bank of America $32 11% Morgan Stanley $24 8% Wells Fargo $23 8% Goldman Sachs $22 7% Citigroup $19 7% Royal Bank of Canada $16 5% Charles Schwab $14 5% Truist Financial $13 5% Suntrust Banks $10 3% Top 10 Issuers $210 72% 1 Breakdown includes fixed maturities, preferred stocks, and convertible securities

Earnings Call Presentation – 1Q 2023 22 Elevated Auto Severity Persists Due to Continued Inflationary Pressures • Physical damage severity remains elevated due to higher used car values, replacement parts, and labor costs ̶ Body Work-related costs steadily increased in Q1, growing nearly double the rate of US Core Inflation ̶ Value of used cars continued to decline in Q1 • Casualty severity tempered in Q1 but remains elevated due to more severe injuries, medical inflation, and greater attorney representation Price Indices (Indexed to Q4 2018) Source: U.S. Bureau of Labor Statistics

Earnings Call Presentation – 1Q 2023 2023 Reinsurance Program 23 Renewed Catastrophe XoL Reinsurance; discontinued the Catastrophe Aggregate for 2023 • Policy placed at 01/01/23 ̶ New limit aligned with risk-appetite to cover 1-in-200 occurrence ̶ Minimizes rating agency cost of capital Catastrophe Excess of Loss Program (XOL): • Total coverage: 95% of $275M in excess of $50M • Purchased limit was reduced by $25M versus the prior year due to exposure changes and model enhancements • Total cost increased by $3.7M1 from 2022 Catastrophe Aggregate Program: • Program was discontinued for 2023 HighlightsCatastrophe Reinsurance Program (Multi-Year) 1 Includes year-end 2022 treaty adjustment for 2021 and 2022 treaty years

Earnings Call Presentation – 1Q 2023 Non-GAAP Financial Measures 24 Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities and the Change in Discount Rate on Future Life Policyholder Benefits is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized (gains) losses on fixed income securities and the change in discount rate on future life policyholder benefits by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized (gains) losses on fixed income securities and the change in discount rate on future life policyholder benefits in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities, the Change in Discount Rate on Future Life Policyholder Benefits and Goodwill is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized (gains) losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized (gains) losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. As Adjusted for Acquisitions amounts are non-GAAP financial measures. Subsequent to the applicable acquisitions, the As Adjusted for Acquisitions amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.

Earnings Call Presentation – 1Q 2023 Non-GAAP Financial Measures 25 Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains (Losses) and Impairment Losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction and Integration Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions are made by the Company, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. The Company believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the Company’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the combined ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.

Earnings Call Presentation – 1Q 2023 Non-GAAP Financial Measures 26 Book Value As of ($ per share) March 31, 2023 March 31, 2022 Book Value $41.37 $46.54 Less: Net Unrealized (Gains) Losses on Fixed Maturities 6.56 6.57 Book Value Excluding Net Unrealized (Gains) Losses on Fixed Maturities and Changes in the Discount Rate on Future Life Policyholder Benefits $47.93 $53.11 Less: Goodwill (20.32) (20.56) Book Value Excluding Net Unrealized (Gains) Losses on Fixed Maturities, Changes in the Discount Rate on Future Life Policyholder Benefits, and Goodwill $27.61 $32.55

Earnings Call Presentation – 1Q 2023 Non-GAAP Financial Measures 27 Return on Equity As of March 31, 2023 March 31, 2022 Rolling 12 Months Return on Average Shareholders' Equity (5-point Average) (10.1)% (9.9)% Less: Net Unrealized (Gains) Losses on Fixed Maturities 1.5 (1.9) Rolling 12 Months Return on Average Shareholders' Equity Excluding Net Unrealized (Gains) Losses on Fixed Maturities and Changes in the Discount Rate on Future Life Policyholder Benefits (5-point Average) (8.6)% (11.8)% Less: Goodwill (5.6) (9.9) Rolling 12 Months Return on Average Shareholders' Equity Excluding Net Unrealized (Gains) Losses on Fixed Maturities, Changes in the Discount Rate on Future Life Policyholder Benefits, and Goodwill (5-point Average) (14.2)% (21.7)%

Earnings Call Presentation – 1Q 2023 Non-GAAP Financial Measures 28 Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income (Loss) Per Unrestricted Share. Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized investment gains (losses), impairment losses related to investments, acquisition related transaction, integration and other costs and loss from early extinguishment of debt included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Three Months Ended ($ per share) March 31, 2023 March 31, 2022 Net Loss – Diluted $(1.25) $(1.36) Net (Income) Loss From: Change in Fair Value of Equity & Convertible Securities (0.02) 0.35 Net Realized Investment (Gains) Losses (0.08) (0.02) Impairment Losses (0.03) 0.11 Acquisition and Disposition Related Transaction, Integration, Restructuring, and Other Costs 0.36 0.06 Debt Extinguishment, Pension, and Other Charges - 0.05 Adjusted Consolidated Net Operating Loss – Diluted $(1.02) $(0.81)

Non-GAAP Financial Measures

Underlying Combined Ratio

	Three Months Ended				
	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Specialty P&C Insurance					
Combined Ratio as Reported	112.1%	108.8%	107.6%	108.0%	108.6%
Current Year Catastrophe Losses and LAE Ratio	(0.9)	0.0	(1.5)	(0.6)	(0.2)
Prior Years Non-Catastrophe Losses and LAE Ratio	(3.3)	(1.0)	0.7	1.4	0.4
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.0	0.0	0.0	(0.1)
Underlying Combined Ratio	108.0%	107.8%	106.8%	108.8%	108.7%
Preferred P&C Insurance					
Combined Ratio as Reported	116.6%	111.2%	110.1%	121.7%	111.6%
Current Year Catastrophe Losses and LAE Ratio	(12.4)	(6.3)	(7.2)	(15.7)	(7.3)
Prior Years Non-Catastrophe Losses and LAE Ratio	(5.0)	0.6	0.2	(1.2)	(1.3)
Prior Years Catastrophe Losses and LAE Ratio	(2.1)	1.1	0.5	0.5	2.1
Underlying Combined Ratio	97.1%	106.6%	103.6%	105.3%	105.1%
Preferred Auto					
Combined Ratio as Reported	117.6%	118.9%	116.9%	114.7%	118.5%
Current Year Catastrophe Losses and LAE Ratio	(1.5)	(0.7)	(1.2)	(1.7)	(0.5)
Prior Years Non-Catastrophe Losses and LAE Ratio	(3.7)	(0.1)	(0.2)	0.0	(1.6)
Prior Years Catastrophe Losses and LAE Ratio	(0.6)	0.2	(0.1)	0.0	(0.1)
Underlying Combined Ratio	111.8%	118.3%	115.4%	113.0%	116.3%
Preferred Home & Other					
Combined Ratio as Reported	115.4%	99.8%	100.0%	133.3%	100.5%
Current Year Catastrophe Losses and LAE Ratio	(26.7)	(14.5)	(16.2)	(39.2)	(18.3)
Prior Years Non-Catastrophe Losses and LAE Ratio	(6.8)	1.6	0.8	(3.2)	(1.0)
Prior Years Catastrophe Losses and LAE Ratio	(4.1)	2.3	1.3	1.4	5.5
Underlying Combined Ratio	77.8%	89.2%	85.9%	92.3%	86.7%

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Earnings Call Presentation – 1Q 2023 | 29

Earnings Call Presentation – 1Q 2023 Non-GAAP Financial Measures 30 Life & Health Revenue Reconciliation Three Months Ended ($ in millions) 1Q'23 4Q'22 3Q'22 2Q'22 1Q'22 Earned Premiums Earned Premiums – As Reported $99.3 $142.6 $142.1 $144.0 $142.8 Less: Reserve National Earned Premiums - 25.6 40.2 39.8 40.6 Adjusted Earned Premiums $99.3 $117.0 $101.9 $104.2 $102.2 Net Investment Income Net Investment Income – As Reported $49.8 $52.6 $52.6 $61.9 $49.4 Less: Reserve National Net Investment Income - 0.2 0.3 0.3 0.3 Adjusted Net Investment Income $49.8 $52.4 $52.3 $61.6 $49.1

LDTI Summary

($ in millions, except per share amounts)	Three Months Ended March 31, 2022 Prior to Adoption	Three Months Ended March 31, 2022 Effect of Adoption	Three Months Ended March 31, 2022 Post-Adoption	Twelve Months Ended December 31, 2022 Prior to Adoption	Twelve Months Ended December 31, 2022 Effect of Adoption	Twelve Months Ended December 31, 2022 Post-Adoption
LDTI Impact on Net Income (Loss)						
Earned Premiums	$1,338.6	(18.6)	$1,320.0	$5,266.3	(52.9)	$5,213.4
Policy Holders Benefits and Incurred Losses and LAE	$1,153.4	(30.2)	$1,123.2	$4,504.4	(71.8)	$4,432.6
Total Insurance Expenses	$304.0	0.8	$304.8	$1,200.6	0.4	$1,201.0
Pre-Tax Operating Income	$(126.5)	10.8	$(115.7)	$(389.5)	18.5	$(371.0)
Tax Benefit (Expense)	$31.7	(2.3)	$29.4	$88.3	(3.9)	$84.4
LDTI Impacts to Net Income (Loss)	$(94.8)	8.5	$(86.3)	$(301.2)	14.6	$(286.6)
LDTI Impact to Income (Loss) Per Unrestricted Share						
Basic - Net Income (Loss)	$(1.49)	$0.13	$(1.36)	$(4.72)	$0.23	$(4.49)
Basic - Adjusted Consolidated Net Income (Loss)	$(1.49)	$0.13	$(1.36)	$(4.72)	$0.23	$(4.49)
Diluted – Net Income (Loss)	$(1.49)	$0.13	$(1.36)	$(4.72)	$0.23	$(4.49)
Diluted – Adjusted Consolidated Net Income (Loss)	$(1.49)	$0.13	$(1.36)	$(4.72)	$0.23	$(4.49)

($ in millions)	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
Equity			
Retained Earnings	$(13.7)	$(28.3)	$(25.1)
Insurance Reserves – Discount Rate	305.0	(1,075.7)	(1,304.2)
Insurance Reserves – Discount Rate Taxes	(63.9)	226.0	273.9
Net Increase (Decrease) to AOCI	241.1	(849.7)	(1,030.3)
Total Equity Impact	**$227.4**	**$(878.0)**	**$(1,055.4)**

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Earnings Call Presentation – 1Q 2023 | 31